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                                                                    Exhibit 5.1

                     POSTERNAK, BLANKSTEIN & LUND, L.L.P.
                           100 Charles River Plaza
                         Boston, Massachusetts  02114
                                (617) 973-6100



                         May 20, 1996


United States Securities and
Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE: Registration Statement relating to 100,000 shares of Common Stock, $.10 par value, of Technical Communications Corporation

Ladies and Gentlemen:

     We have acted as securities counsel to Technical Communications Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on the Registration Statement on Form S-8 (the "Registration Statement"), of 100,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), which may from time to time be issued upon the exercise of options (the "Options") granted pursuant to the Technical Communications Corporation 1995 Employee Stock Purchase Plan (the "Plan"). We have examined such documents, records, certificates, instruments and materials and made inquiry of the officers of the Company we have deemed necessary to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us certified or photostatic copies, and the accuracy and completeness of all records of the Company made available to us.

     Our opinion is based solely on the law of the Commonwealth of Massachusetts and the federal law of the United States, and we express no opinion as to the law of any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of the Options, when issued in accordance with the Plan and individual stock option agreements relating to the Shares, and upon payment for the Shares and issuance of certificates representing the Shares, will be duly authorized, validly issued and fully paid and non-assessable.

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     Pursuant to the requirements of the Act, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, including any amendments thereto, and to the use of our name under the caption "Legal Opinion" in the prospectus constituting a part thereof.

                                   Very truly yours,

                                   POSTERNAK, BLANKSTEIN & LUND



                                   By: /s/ Lawrence A. Kletter
                                        A Partner